NATIONAL INSTITUTE OF HEALTH

PATENT LICENSE AGREEMENT – NONEXCLUSIVE

COVER PAGE

For the NIH’s internal use only:

License Number: L-302-2014/0

License Application Number: A-271-2014

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

U. S. Patent 6,630,507, issued October 7, 2003. entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-US-06];

Australian Patent 766988, issued February 12, 2004, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-AU-02];

European Patent 1071419, issued July 25, 2007, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-EP-04];

U. K. Patent 1071419, issued July 25, 2007, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-GB-07];

Irish Patent E14850, issued July 25, 2007, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-IE-08],

Licensee: KannaLife Sciences Inc.

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention):N/A

Additional Remarks: None

Public Benefit(s): Commercialization of this technology will benefit the public health by providing synthetic cannabinoid(s) and cannabidiol(s) based, FDA approved therapeutics to treat chronic traumatic encephalopathy (CTE) in humans.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D ((Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options). The Parties to this Agreement are:

1)The National Institutes of Health (“NIH”), an agency within the Department of Health and Human Services (“HHS”); and

2)The person, corporation, or institution identified above and on the Signature Page, having offices at the address indicated on the Signature Page, hereinafter referred to as the “Licensee”.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 1 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The NIH and the Licensee agree as follows:

1.BACKGROUND

1.1In the course of conducting biomedical and behavioral research, the NIH investigators made inventions that may have commercial applicability.

1.2By assignment of rights from the NIH employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the NIH.

1.3The Secretary of HHS has delegated to the NIH the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710(a), and the regulations governing the licensing of Government-owned inventions, 37 CFR Part 404.

1.4The NIH desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.DEFINITIONS

2.1“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2“Benchmarks” mean the performance milestones that are set forth in Appendix D.

2.3“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.4“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its sublicensees of Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.5“Government” means the Government of the United States of America.

2.6“Licensed Fields of Use” means the fields of use identified in Appendix B.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 2 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.7“Licensed Patent Rights” shall mean:

(a)Patent applications (including provisional patent applications and PCX patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all these patents;

(b)to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.7(a):

(i)continuations-in-part of 2.7(a);

(ii)all divisions and continuations of these continuations-in-part;

(iii)all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)priority patent application(s) of 2.7(a); and

(v)any reissues, reexaminations, and extensions of all these patents;

(c)to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.7(a): all counterpart foreign and U.S. patent applications and patents to 2.7(a) and 2.7(b), including those listed in Appendix A; and

(d)Licensed Patent Rights shall not include 2.7(b) or 2.7(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.7(a).

2.8“Licensed Processes” means processes, which in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.9“Licensed Products” means tangible materials, which in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.10“Licensed Territory” means the geographical area identified in Appendix B.

2.11“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, or sublicensees and on its payroll, or for the cost of collections.

2.12“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 3 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.GRANT OF RIGHTS

3.1The NIH hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use.

3.2This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the NIH other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.SUBLICENSING

4.1Upon written approval, which shall include prior review of any sublicense agreement by the NIH and which shall not be unreasonably withheld, the Licensee may enter into sublicensing agreements under the Licensed Patent Rights only when it concurrently licenses proprietary or in-licensed intellectual property rights. For the avoidance of doubt, the Licensee does not have the right to solely sublicense the Licensed Patent Rights.

4.2The Licensee agrees that any sublicenses granted by it shall provide that the obligations to the NIH of Paragraphs 5.1, 5.2, 8.1, 10.1, 10.2, 12.5, and 13.7-13.9 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. The Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.3Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the sublicensees and the NIH, at the option of the sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to the NIH approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.4The Licensee agrees to forward to the NIH a complete copy of each fully executed sublicense agreement postmarked within thirty (30) days of the execution of the agreement. To the extent permitted by law, the NIH agrees to maintain each sublicense agreement in confidence.

5.STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1Prior to the First Commercial Sale, the Licensee agrees to provide the NIH with reasonable quantities of Licensed Products or materials made through the Licensed Processes for the NIH’s research use.

5.2The Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the NIH.

6.ROYALTIES AND REIMBURSEMENT

6.1The Licensee agrees to pay the NIH a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2The Licensee agrees to pay the NIH a minimum annual royalty as set forth in Appendix C.

6.3The Licensee agrees to pay the NIH earned royalties as set forth in Appendix C.

6.4The Licensee agrees to pay the NIH benchmark royalties as set forth in Appendix C.

6.5The Licensee agrees to pay the NIH sublicensing royalties as set forth in Appendix C.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 4 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.6A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)the application has been abandoned and not continued;

(b)the patent expires or irrevocably lapses; or

(c)the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.7No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.8On sales of Licensed Products by the Licensee to sublicensees or on sales made in other than an arms-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arms-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

6.9With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the NIH prior to the effective date of this Agreement, the Licensee shall pay the NIH, as an additional royalty, within sixty (60) days of the NIH’s submission of a statement and request for payment to the Licensee, an amount equivalent to the unreimbursed patent expenses previously paid by the NIH.

6.10With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the NIH on or after the effective date of this Agreement, the NIH, at its sole option, may require the Licensee:

(a)to pay the NIH on an annual basis, within sixty (60) days of the NIH's submission of a statement and request for payment, a royalty amount equivalent to these unreimbursed expenses paid during the previous calendar year(s);

(b)to pay these unreimbursed expenses directly to the law firm employed by the NIH to handle these functions. However, in this event, the NIH and not the Licensee shall be the client of the law firm; or

(c)under exceptional circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the NIH with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

6.11The NIH agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the NIH has requested payment from the Licensee under Paragraphs 6.9 and 6.10. The Licensee agrees that all information provided by the NIH related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a third party except as required by law or a court of competent jurisdiction.

6.12The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon sixty (60) days written notice to the NIH and owe no payment obligation under Paragraph 6.10 for patent-related expenses paid in that country after the effective date of the written notice.

7.PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1The NIH agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 5 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.RECORD KEEPING

8.1The Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the NIH These records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection, at the expense of the NIH, by an accountant or other designated auditor selected by the NIH for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the NIH information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then the Licensee shall reimburse the NIH for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within sixty (60) days of the date the NIH provides the Licensee notice of the payment due.

9.ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1Prior to signing this Agreement, the Licensee has provided the NIH with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

9.2The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture and status of sublicensing, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year. The NIH also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for such differences. In any annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the NIH may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the NIH to evaluate the Licensee’s performance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the NIH. The NIH shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application.

9.3The Licensee shall report to the NIH the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within thirty (30) days of such occurrences.

9.4The Licensee shall submit to the NIH, within sixty (60) days after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the NIH for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.11 to determine Net Sales made under Article 6 to determine royalties due.

9.5The Licensee agrees to forward semi-annually to the NIH a copy of these reports received by the Licensee from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to the NIH by the Licensee for activities under the sublicense.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 6 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.6Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due, and any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the NIH at its address for Agreement Notices indicated on the Signature Page.

9.7The Licensee shall be solely responsible for determining if any tax on royally income is owed outside the United States and shall pay this tax and be responsible for all filings with appropriate agencies of foreign governments.

9.8Additional royalties may be assessed by the NIH on any payment that is more than ninety (90) days overdue at the rate of one percent (1%) per month. This one percent (1%) per month rate may be applied retroactively from the original due date until the date of receipt by the NIH of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the NIH from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the NIH as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the NIH under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 CFR $5.65(d).

10.PERFORMANCE

10.1The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D. The efforts of a sublicensee shall be considered the efforts of the Licensee.

10.2The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of Licensed Products or materials produced through the use of Licensed Processes available to patient assistance programs.

10.3The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.4The Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or Licensed Processes or their packaging for educational and display purposes only.

11.INFRINGEMENT AND PATENT ENFORCEMENT

11.1The NIH and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

11.2In the event that a declaratory judgment action alleging invalidity of any of the Licensed Patent Rights shall be brought against the NHL the NIH agrees to notify the Licensee that an action alleging invalidity has been brought. The NIH does not represent that it shall commence legal action to defend against a declaratory action alleging invalidity. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. Upon the Licensee's payment of all costs incurred by the Government as a result of the Licensee's joinder motion or other action, these actions by the Licensee shall not be considered a default in the performance of any material obligation under this Agreement.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 7 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1The NIH offers no warranties other than those specified in Article 1.

12.2The NIH does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.3THE NIH MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4The NIH does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

12.5The Licensee shall indemnify and hold the NIH, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)the use by or on behalf of the Licensee, its sublicensees, its directors, employees, or third parties of any Licensed Patent Rights; or

(b)the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

13.TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.15 are not fulfilled, and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.2In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the NIH may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the NIH in writing.

13.4The Licensee shall have a unilateral right to terminate this Agreement in any country or territory by giving the NIH sixty (60) days written notice to that effect.

13.5The NIH shall specifically have the right to terminate or modify, at its option, this Agreement, if the NIH determines that the Licensee:

(a)is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to the NIH’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes;

(b)has not achieved the Benchmarks as may be modified under Paragraph 9.2;

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 8 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement;

(d)has committed a material breach of a covenant or agreement contained in this Agreement;

(e)is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences;

(f)cannot reasonably satisfy unmet health and safety needs; or

(g)cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2, unless waived.

13.6In making the determination referenced in Paragraph 13.5, the NIH shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the NIH shall give written notice to the Licensee providing the Licensee specific notice of, and a ninety (90) day opportunity to respond to, the NIH’s concerns as to the items referenced in 13.5(a)-13.5(g). If the Licensee fails to alleviate the NIH’s concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate corrective action to the NIH’s satisfaction, the NIH may terminate this Agreement.

13.7The NIH reserves the right according to 35 U.S.C. 3209(d)(3) to terminate or modify this Agreement if it is determined that the action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.8Within thirty (30) days of receipt of written notice of the NIH’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 CFR §404.11, appeal the decision by written submission to the designated the NIH official. The decision of the designated NIH official shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.9Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to the NIH shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with the NIH pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the NIH or provide the NIH with written certification of the destruction thereof. The Licensee may not be granted additional the NIH licenses if the final reporting requirement is not fulfilled.

14.GENERAL PROVISIONS

14.1Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, Licensed Products and Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 9 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.4If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the Signature Page, or to any other address as may be designated in writing by such other party. Agreement notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) without the prior written consent of the NIH. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the NIH approves a proposed assignment, the Licensee shall pay the NIH, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this Agreement within sixty (60) days of the assignment.

14.8The Licensee agrees in its use of any NIH-supplied materials to comply with all applicable statutes, regulations, and guidelines, including the NIH and the HHS regulations and guidelines. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the NIH, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the NIH of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of the research or trials.

14.9The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials, and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of the agency. The NIH neither represents that a license is or is not required or that, if required, it shall be issued.

14.10The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the NIH patent rights in those countries.

14.11By entering into this Agreement, the NIH does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the NIH, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the NIH, FDA or HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the NIH.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 10 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.12The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated the NIH official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14Paragraphs 8.1,9.7-9.9, 12.1-12.5, 13.8, 13.9, 14.12 and 14.14 of this Agreement shall survive termination of this Agreement.

14.15The terms and conditions of this Agreement shall, at the NIH’s sole option, be considered by the NIH to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the NIH within sixty (60) days from the date of the NIH signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 11 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NIH PATENT LICENSE AGREEMENT – NONEXCLUSIVE

SIGNATURE PAGE

For the NIH:

/s/ Richard U. Rodriguez	7-16-14
Richard U. Rodriguez	Date

Director, Division of Technology Development and Transfer

Office of Technology Transfer

National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch

Office of Technology Transfer

National Institutes of Health

E-mail: ########

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

By:

/s/ Dean Petkanas	7-17-14
Signature of Authorized Official	Date

Dean Petkanas
Printed Name

Chief Executive Officer
Title

I.Official and Mailing Address for Agreement notices:

Dean Petkanas
Name

Chief Executive Officer
Title

Mailing Address:

Pennsylvania Biotechnology Center
3805 Old Easton Road
Doylestown, PA 18902

Email Address:
Phone:
Fax:

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 12 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

II.Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Dean Petkanas
Name

Chief Executive Officer
Title

Mailing Address:

Pennsylvania Biotechnology Center
3805 Old Easton Road
Doylestown, PA 18902

Email Address:
Phone:
Fax:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) and/or imprisonment).

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 13 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)

Patent(s) or Patent Application(s):

I.U. S. Patent 6,630,507, issued October 7,2003, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-US-06]:

II.Australian Patent 766988, issued February 12, 2004, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HUS Ref. No. E-287-I997/2-AU-02];

III.European Patent 1071419, issued July 25, 2007, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-EP-04];

IV.U. K. Patent 1071419, issued July 25, 2007, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-1997/2-GB-07];

V.Irish Patent E14850, issued July 25, 2007, entitled “Cannabinoids as Antioxidants and Neuroprotectants” [HHS Ref. No. E-287-I997/2-IE-08].

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 14 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX B – LICENSED MELDS OF USE AND TERRITORY

I.Licensed Fields of Use:

(a)The development and sale of cannabinoid(s) and cannabidiol(s) based therapeutics as antioxidants and neuroprotectants for use and delivery in humans, as FDA approved drugs, for the treatment of Chronic Traumatic Encephalopathy (CTE) in humans.

II.Licensed Territory:

(b)Worldwide.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 15 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX C – ROYALTIES

Royalties:

I.The Licensee agrees to pay to the NIH a noncreditable, nonrefundable license issue royalty in the amount of twenty-five thousand Dollars ($25,000) within sixty (60) days from the effective date of this Agreement.

II.The Licensee agrees to pay to the NIH a nonrefundable minimum annual royalty in the amount of ten thousand Dollars ($10,000) as follows:

(a)The first minimum annual royalty is due within sixty (60) days of the effective date of this Agreement and may be prorated according to the fraction of the calendar year remaining between the effective date of this Agreement and the next subsequent January I; and

(b)Subsequent minimum annual royalty payments are due and payable on January I of each calendar year and may be credited against any earned royalties due for sales made in that year.

III.The Licensee agrees to pay the NIH earned royalties of five percent (5%) on Net Sales by or on behalf of Licensee or its sublicensees.

IV.The Licensee agrees to pay the NIH Benchmark royalties within sixty (60) days of achieving each Benchmark:

(a)Forty thousand U.S. dollars ($40,000) upon initiation of first Phase I clinical trial or foreign equivalent.

(b)One hundred thousand U.S. dollars ($100,000) upon initiation of first Phase II clinical trial or foreign equivalent.

(c)Two hundred and fifty thousand U.S. dollars ($250,000) upon completion of first Phase III clinical trial or foreign equivalent.

(d)Five hundred thousand U.S. dollars ($500,000) upon gaining first marketing approval by FDA or foreign equivalent.

V.The Licensee agrees to pay the NIH additional sublicensing royalties of twenty percent (20%) on the fair market value of any consideration received for granting each sublicense within sixty (60) days of the execution of each sublicense.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 16 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX D – BENCHMARKS AND PERFORMANCE

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify the NIH that the Benchmark has been achieved.

I.Complete Pre-Clinical / Efficacy and Toxicology Studies by [********]

II.Submit IND by [********]

III.Complete Phase 1 Clinical Trials by [********]

IV.Complete Phase 2a Clinical Trials by [********]

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 17 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX E – COMMERCIAL DEVELOPMENT PLAN

Stage I: Proof of Concept Studies Using Animal models

Closed head injury will be produced in rats as a model of chronic traumatic encephalopathy (CTE). The intended cannabidiol compounds will be administered to treat both the acute (1-7 days) and chronic (6 weeks) sequelae of brain dysfunction and damage. Multidisciplinary assays will be used to determine the differential effects of the novel cannabidiol compounds versus placebo in countering the effects of the head injury. To assess multiple aspects of brain function, behavioral tests will be employed that include locomotor activity, rotorod performance and several neurocognitive tests. The behavioral assessments will be complemented by measures of brain edema and the determination of brain histological analysis. In addition, studies measuring blood glutamate and brain chemistry (glial fibrillary acidic protein, caspase 3, TUNEL and malondialdehyde) will be determined to identify leads with potentially superior efficacy and/or safety. Additional compounds may be cannabis derived, synthesized or produced by chemical modification of plant derivatives. This discovery phase of the commercial development plan will take approximately [***].

Stage II: Preclinical Pharmacology, Toxicology Studies and GMP Manufacturing

The transition from discovery to pre-clinical and clinical development will be a continuum; results of preliminary pharmacology and toxicology testing will be a confirmation for Licensee's target drug candidates. Licensee’s pre-clinical development program will consist of the following six major efforts:

A.Manufacture of drug substance /active pharmaceutical ingredient;

B.Pre-formulation, formulation and dosage design;

C.Analytical and bioanalytical methods development and validation;

D.Drug metabolism, and pharmacokinetics studies;

E.Toxicology, repeat-dose toxicity studies; and

F.Good Manufacturing Practice (GMP) manufacture and documentation of drug products for clinical trials use.

Stage III: IND Submission and Clinical Trials

The Investigational New Drug (IND) application will summarize the results of the above activities for submission to the US Food and Drug Administration (FDA). The primary studies will be complemented with any additional work required and likely to improve the likelihood of a FDA IND acceptance. Licensee will also pursue similar work using other cannabinoids/ cannabidiols to provide additional leads with potentially superior efficacy and/or safety. A clinical trial will be designed to involve daily chronic administration based upon repeat-dose toxicity studies in preclinical animal models.

Prior to the completion of pre-clinical studies. Licensee will begin the process of selecting at least three academic institutions to participate in conducting the proposed clinical trials for the lead drug candidate. Licensee plans on furthering discussions with the University of Mississippi and Rutgers University, and also plans to reach out to the University of California at San Diego as a third participant in the proposed clinical trials.

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 18 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX F – EXAMPLE ROYALTY REPORT

Required royalty report information includes:

•OTT license reference number (L-XXX-200X/0)

•Reporting period

•Catalog number and units sold of each Licensed Product (domestic and foreign)

•Gross Sales per catalog number per country

•Total Gross Sales

•Itemized deductions from Gross Sales

•Total Net Sales

•Earned Royalty Rate and associated calculations

•Gross Earned Royalty

•Adjustments for Minimum Annual Royalty (MAR) and other creditable payments made

•Net Earned Royalty due

Example

Catalog Number	Product Name	Country	Units Sold	Gross Sales (US$)
1	A	US	250	62,500
1	A	UK	32	16,500
1	A	France	25	15,625
2	B	US	0	0
3	C	US	57	57,125
4	D	US	12	1,500
		Total Gross Sales Less Deductions: Freight Returns Total Net Sales Royalty Rate Royalty Due Less Creditable Payments Net Royalty Due		153,250 3,000 7,000 143,250 8% 11.460 10,000 1,460

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 19 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX G – ROYALTY PAYMENT OPTIONS

The OTT License Number MUST appear on payments, reports and correspondence.

Automated Clearing House (ACH) for payments through U.S. banks only

The NIH encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov. Locate the “NIH” Agency Form” through the Pay.gov “Agency List”.

Electronic Funds Wire Transfers

The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE should be sent directly to the following account:

Beneficiary Account:Federal Reserve Bank of New York or TREAS NYC

Bank:Federal Reserve Bank of New York

ABA#########

Account Number:########

Bank Address:########

Payment Details:License Number (L-XXX-XXXX)

Name of the Licensee

Drawn on a foreign bank account should be sent directly to the following account. Payment must be sent in U.S. Dollars (USD) using the following instructions:

Beneficiary Account:Federal Reserve Bank of New York/ITS or FRBNY/ITS

Bank:Citibank N.A. (New York)

SWIFT Code:########

Account Number:########

Bank Address:########

Payment Details (Line 70):########

License Number (L-XXX-XXXX)

Name of the Licensee

Detail of Charges (line 71a):Charge Our

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 20 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

National Institutes of Health (NIH)

########

########

Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

US Bank

########

########

########

Phone: ########

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health (NIH)

Office of Technology Transfer

Royalties Administration Unit

########

########

########

CONFIDENTIAL

NIH Patent License Agreement – Nonexclusive_Sublicense

Model 7-2008 (updated 8-2012)  Page 21 of 21    [Final]     [KannaLife]     [July 16, 2014]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.